Exhibit 99.1

[THIS DEBT IS GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM AND IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES. THE DETAILS OF THE FDIC GUARANTEE ARE PROVIDED IN THE FDIC’S REGULATIONS, 12 C.F.R. PART 370, AND AT THE FDIC’S WEBSITE, WWW.FDIC.GOV/TLGP. THE EXPIRATION DATE OF THE FDIC’S GUARANTEE IS THE EARLIER OF THE MATURITY DATE OF THE DEBT OR DECEMBER 31, 2012.]1

[THIS DEBT IS GUARANTEED UNDER THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM AND IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES. THE DETAILS OF THE FDIC GUARANTEE ARE PROVIDED IN THE FDIC’S REGULATIONS, 12 C.F.R. PART 370, AND AT THE FDIC’S WEBSITE, WWW.FDIC.GOV/TLGP. THE EXPIRATION DATE OF THE FDIC’S GUARANTEE IS THE EARLIER OF THE MATURITY DATE OF THE DEBT OR JUNE 30, 2012.]2

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF ● (THE “ISSUER”).  THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE ISSUER, [EXCEPT OBLIGATIONS, INCLUDING ITS DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW. ] 3  THIS NOTE DOES NOT EVIDENCE A DEPOSIT [OF ANY DEPOSITORY INSTITUTION]4 AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”) OR ANY OTHER INSURER OR GUARANTEED BY THE FDIC OR ANY OTHER INSURER, OTHER THAN BY THE FDIC PURSUANT TO THE FDIC’S GUARANTEE UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

No. R-1		REGISTERED
[Name of Issuer]
[Title of Notes]
ORIGINAL ISSUE DATE:	●	PRINCIPAL AMOUNT: $●
MATURITY DATE:	●
☐ FIXED RATE NOTE		☐ FLOATING RATE NOTE
AUTHORIZED DENOMINATIONS (if other	●

_____________________________
1 Include if Issuer is an insured depository institution, other participating entity that issued senior unsecured debt under the FDIC Temporary Liquidity Guarantee Program prior to April 1, 2009 or any other participating entity that has obtained approval from the FDIC.
2 Include for all participating entities other than those listed in footnote 1.
3 Add if Issuer is an insured depository institution.
4 Add if Issuer is not an insured depository institution.

than $1,000 and integral multiples in excess thereof):
Series:	●

●, a ● organized under ● (the “Issuer”), for value received, hereby promises to pay to [insert name of Trust or its nominee], or registered assigns, the principal amount specified above, on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof under the caption “Fixed Rate Interest Provisions,” if this Note is designated as a “Fixed Rate Note” above, or (ii) in accordance with the provisions set forth on the reverse hereof under the caption “Floating Rate Interest Provisions,” if this Note is designated as a “Floating Rate Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Addendum attached hereto (the “Addendum”).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or any predecessor Note) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day (as defined on the reverse hereof)) next preceding the applicable Interest Payment Date (unless otherwise specified in the Addendum) (each, a “Regular Record Date”); provided, however, that interest payable at Maturity (as defined on the reverse hereof) will be payable to the person to whom principal shall be payable.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and shall instead be payable to the person in whose name this Note (or any predecessor Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) to be fixed by the Issuer, notice whereof shall be given by the Issuer to the holder of this Note not less than 15 calendar days prior to such Special Record Date.  For the purpose of determining the holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that Regular Record Date or Special Record Date, as applicable.  All payments on this Note shall be applied first to accrued interest and the balance, if any, to principal.

This Note is one of a duly authorized issue of the Issuer’s notes (the “Notes”) issued pursuant to the Issuing and Paying Agency Agreement (the “Issuing and Paying Agency Agreement”), dated ●, 2009, between the Issuer and ● (the “Issuing and Paying Agent” which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement), to which Issuing and Paying Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Issuing and Paying Agent, the holder of this Note and of the terms upon which this Note is, and is to be, authenticated and delivered.

This Note is one of the series (this “series”) designated on the face hereof.  The amount of this Note of this series that may be issued or outstanding at any time may not be increased or decreased by the Issuer.  Terms used in this Note that are not defined herein but that are defined in the Issuing and Paying Agency Agreement are used herein as defined therein.  In the event of any inconsistency between the terms of this Note and the terms of the Issuing and Paying Agency Agreement, the terms of this Note shall govern.

The Issuing and Paying Agent, as agent of the Issuer, shall maintain at its corporate trust office in [              ], or [           ] [or [                   ]], as applicable, a register for this Note for the registration of, and registration of transfers of, this Note.  Upon presentation for such purpose at such office of the Issuing and Paying Agent of this Note, accompanied by a written instrument of transfer in the form approved by the Issuer and the Issuing and Paying Agent (it being understood that, until notice to the contrary is given to the holder of this Note, the Issuer and the Issuing and Paying Agent shall each be deemed to have approved the form of instrument of transfer attached hereto), executed by the holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Note shall be transferred upon the register for this Note, and a new Note and of like tenor shall be authenticated and issued in the name of the transferee.  No service charge shall be made for any registration of transfer or exchange of this Note, but the Issuing and Paying Agent may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

As used in this Note, “holder” of this Note means the registered holder of such instrument whose name appears on the Note register maintained by the Issuing and Paying Agent.

Subject to the following provisions, the Issuer shall provide to the Issuing and Paying Agent in immediately available funds on or prior to the Business Day preceding each Interest Payment Date or Maturity, such amount, in such coin or currency, as is necessary to make a payment of principal of (or premium, if any) and interest on this Note.  Amounts transferred to the Issuing and Paying Agent on or prior to the Business Day prior to the date on which a payment of principal of (or premium, if any) and interest on this Note shall be due, shall be deposited in a separate, non-interest-bearing account, established by the Issuing and Paying Agent in the name of the Issuer as provided in the Issuing and Paying Agency Agreement.

Principal of (and premium, if any, on) this Note shall be payable to the holder of this Note at the corporate trust office of the Issuing and Paying Agent located at [               ].  Payments of principal (and premium, if any) and payments of any interest on this Note shall be made, subject to applicable laws and regulations, by wire transfer (or by such other means as the Issuing and Paying Agent and such holder may agree) of immediately available funds no later than 10:00 A.M. New York City time to an account denominated in the currency in which such payments are to be made and identified in writing by the payee to the Issuing and Paying Agent not less than 14 days (or such fewer days as the Issuing and Paying Agent may accept at its discretion) prior to the date of the payments to be obtained (or, if no such account is specified, by check mailed on or before the due date for such payment to the Person entitled thereto at such Person’s address appearing on the Note register maintained pursuant to Section 7 of the Issuing and Paying Agency Agreement); provided, however, payments of principal (and premium, if any) shall be made to the holder of this Note against surrender of this Note, and may be made to such other address as the holder shall provide in writing at the time of such surrender.

The Issuer and the holder acknowledge that the Issuer has not opted out of the debt guarantee program (as amended from time to time, the “Debt Guarantee Program”) established by the FDIC under its Temporary Liquidity Guarantee Program. [As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or

December 31, 2012.]5 [As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.]6

Notwithstanding any provision of this Note, any right of the holder to receive payment in respect of this Note under the Debt Guarantee Program shall be subject to the procedures and other requirements of the Debt Guarantee Program, and the holder will not be entitled hereunder or under the Debt Guarantee Program to receive any additional interest or penalty amounts on account of any default or resulting delay in payment in respect of this Note.

The Trustee (as defined below) is designated as the duly authorized representative (the “Representative”) of the holder hereof for purposes of making claims and taking other permitted or required actions under the FDIC’s Debt Guarantee Program. The holder may elect not to be represented by the Representative by providing written notice of such election to the Representative.

The FDIC shall be subrogated to all of the rights of the holder and the Representative under this Note against the Issuer in respect of any amounts paid to the holder, or for the benefit of the holder, by the FDIC pursuant to the Debt Guarantee Program.

The holder hereof hereby authorizes the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative for the benefit of the holder pursuant to the Debt Guarantee Program (“Guarantee Payments”), to execute an assignment in the form attached to this Note as Exhibit A pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the Issuer under this Note on behalf of the holder.  The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Note and upon any such assignment, the FDIC shall be deemed a holder under this Note for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Note as a result of such assignment.  The provisions of this paragraph are hereinafter referred to as the “Election for Representative Provisions.”

If a holder hereof has exercised its right not to be represented by the Representative, such holder hereby agrees that, at such time as the FDIC shall commence making any Guarantee Payments to the holder pursuant to the Debt Guarantee Program, such holder shall execute an assignment in the form attached to this Note as Exhibit A, pursuant to which such holder shall assign to the FDIC its right to receive any and all payments from the Issuer under this Note.  The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of the indebtedness hereunder for all purposes of this Note and upon any such assignment, the FDIC shall be deemed a holder under this Note for all purposes hereof, and the Issuer hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Note as a result of such assignment.  The provisions of this paragraph are hereinafter referred to as the “Election Against Representative Provisions.”

5 Include if Issuer is an insured depository institution, other participating entity that issued senior unsecured debt under the FDIC Temporary Liquidity Guarantee Program prior to April 1, 2009 or any other participating entity that has obtained approval from the FDIC.
6 Include for all participating entities other than those listed in footnote 5.

If, at any time on or prior to the expiration of the period during which senior unsecured debt of the Issuer is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full hereunder shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest of this Note to such date of payment, the holder hereof shall, or the holder shall cause the person or entity in possession to, promptly surrender this Note to the FDIC.

If, at any time prior to the earlier of (a) full satisfaction of the payment obligations hereunder, or (b) expiration of the Effective Period, the Issuer is in default of any payment obligation hereunder, including timely payment of any accrued and unpaid interest, without regard to any cure period, the Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) business day of such payment default.  Solely for purposes of this paragraph and the assignment attached to this Note as Exhibit A, “business day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.

Any indebtedness of the Issuer to the FDIC arising under Section 2.03 of the Master Agreement entered into by the Issuer and the FDIC in connection with the Debt Guarantee Program (the “Master Agreement”) will constitute a senior unsecured general obligation of the Issuer, ranking pari passu with any indebtedness hereunder.

Notwithstanding any provision of this Note or the Issuing and Paying Agency Agreement, there shall not be deemed to be an Event of Default (as defined on the reverse hereof) under this Note and the holder will not be permitted to accelerate amounts due hereunder if the FDIC is making timely Guarantee Payments with respect to the debt obligations hereunder in accordance with 12 C.F.R. Part 370, as amended or supplemented by any additional rules and regulations of the FDIC promulgated in connection with the Temporary Liquidity Guarantee Program (the “TLGP Rule”).  The provisions of the preceding sentence are hereinafter referred to as the “Default and Guarantee Payment Provisions.”

Without the express written consent of the FDIC, each of the Issuer and the holder agree not to amend, modify, supplement or waive any provision in this Note that is related to the principal, interest, payment, default or ranking of the indebtedness hereunder, that is required to be included herein pursuant to the Master Agreement or that requires the consent of the holder hereof.  The provisions of the preceding sentence are hereinafter referred to as the “FDIC Amendment Provisions.”

Upon an uncured failure of the Issuer to make a timely payment of any principal of or interest on this Note (each, a “payment default”), the Representative shall make a demand on behalf of the holder to the FDIC for payment on the guaranteed amount under the Debt Guarantee Program (i) in the case of any payment default prior to maturity or redemption date of this Note, by 10:00 A.M. New York City time on the date that the applicable cure period ends (or if such date is not a Business Day, the immediately succeeding Business Day) and (ii) in the case of any payment due on the maturity date or a redemption date for this Note, on such maturity date or redemption date, by 10:00 A.M. New York City time (or if such date is not a Business Day, the immediately succeeding Business Day).  In any event, such demand shall not be made later than 60 days after a payment default.  Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement, in form and content satisfactory to the FDIC, of: (A) the Representative’s financial and organizational capacity to act as Representative; (B) the Representative’s exclusive authority to act on behalf of the holder and its fiduciary responsibility to the holder when acting as such, as established by the terms hereof; (C) the occurrence of a payment default; and (D) the authority to make an assignment of the holder’s right, title, and interest in this Note to the FDIC and to effect the transfer to the FDIC of the holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on this Note from the proceeds of the bankruptcy, conservatorship or receivership estate. Any demand under this paragraph shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidence as provided in this paragraph, and shall certify to the accuracy thereof.

The Issuing and Paying Agent and the Representative agree that the Issuer may amend any terms of this Note as may be necessary or appropriate to facilitate the implementation of the Debt Guarantee Program in respect of this Note; provided, however, with respect to any such amendment that would adversely affect the rights or obligations of the Issuing and Paying Agent or the Representative, the consent of the affected party shall be required, such consent not to be unreasonably withheld or delayed.

The Representative shall have the authority to carry out the responsibilities, and to exercise the rights, of the authorized representative under the Debt Guarantee Program and the Representative shall make claims and take other permitted or required actions on behalf of the holders under the Debt Guarantee Program.  The Trustee shall take such other actions as it may be authorized and directed to take as Representative in accordance with the FDIC’s guarantee of this Note under the Debt Guarantee Program.  The Representative will notify the Issuing and Paying Agent and the Issuing and Paying Agent will notify the holder of this Note, if the FDIC has informed the Representative that it will not pay amounts due under this Note for any reason.

Pursuant to the Standard Terms for Trust Agreements, as supplemented by the Series Supplement thereto, in each case dated as of the date hereof, between Credit Suisse Asset Repackaging Depositor LLC, as Depositor, and [●], as trustee and securities intermediary (the “Trustee,” which term shall include any successor), as amended or supplemented from time to time, the Trustee has agreed to perform the duties of Representative under this Note.  The holder of this Note, by its acceptance hereof, authorizes the Representative to act with respect to this Note in all respects as provided herein.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Addendum, which further provisions shall for all purposes have the same effect as if set forth at this place.  In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Addendum attached hereto, the latter shall control.  References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Addendum attached hereto.

Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent referred to on the reverse hereof by the manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

●

By:
Name
Title

Dated:  ●, 2009

This Note is one of the series designated herein and referred to in the above-mentioned Issuing and Paying Agency Agreement.

[●], as Issuing and Paying Agent

By:
Authorized Signatory

Dated:  ●, 2009

ADDENDUM

This document constitutes the Addendum referred to in the Note to which this Addendum is attached.  All capitalized terms used in this Addendum which are defined in the Note shall have the respective meanings assigned to them in the Note.

PROVISIONS RELATING TO INTEREST PAYABLE

1.	Fixed Rate Note Provisions:		☐ Applicable
☐ Not Applicable

	(i)	Interest Rate:

	(ii)	Interest Payment Dates:

	(iii)	Day Count Convention:

	(iv)	Other terms relating to the method of calculating interest for
		Fixed Rate Notes:	☐ None
☐ As specified immediately below:

2.	Floating Rate Note Provisions:		☐ Applicable
☐ Not Applicable

	(i)	Interest Payment Dates:

	(ii)	Initial Interest Payment Date:

	(iii)	Business Day Convention:

	(iv)	Minimum Interest Rate:

	(v)	Maximum Interest Rate:

	(vi)	Day Count Convention:

	(vii)	Manner in which the Interest Rate and Interest Amount are to be determined:

(viii)	Reference Rate Determination:

	—	Interest Rate Basis:
☐ Commercial Paper Rate

☐ Federal Funds (Effective) Rate

☐ Federal Funds Open Rate

☐ Federal Funds Target Rate

☐ LIBOR

Designated LIBOR Page:

☐ Reuters Page LIBOR 01

☐ Reuters Page LIBOR 02

☐ PRIME RATE

☐ TREASURY RATE

	—	Initial Interest Rate:

	—	Index Maturity:

	—	Interest Determination Date:

	—	Spread:

	—	Spread Multiplier:

	—	Initial Interest Reset Date:

	—	Interest Reset Period:

	—	Interest Reset Dates:

OTHER PROVISIONS:

[Reverse of Note]

The Notes are issuable only in minimum denominations of [$1,000] and integral multiples of $1,000 in excess thereof unless an alternate Authorized Denomination is specified on the face hereof.  This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in Authorized Denominations.

The Issuing and Paying Agent shall initially act as calculation agent (the “Calculation Agent”) in respect of this Note, and such term shall include any successor issuing and paying agent appointed pursuant to the Issuing and Paying Agency Agreement.

Fixed Rate Interest Provisions

If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on each Interest Payment Date specified in the Addendum hereto and on the Maturity Date or any redemption date or holder’s optional repayment date as may be specified in the Addendum (each such Maturity Date, redemption date and holder’s optional repayment date and any other date on which the principal or an installment of principal is due and payable by declaration of acceleration or otherwise as provided herein being hereinafter referred to as a “Maturity” with respect to the principal repayable on such date), commencing on the first Interest Payment Date next succeeding the Original Issue Date specified on the face hereof (or if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at the Interest Rate per annum specified in the Addendum hereto, until the principal hereof is paid or duly made available for payment.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity, as the case may be.  Unless otherwise specified in the Addendum, if the Maturity Date specified on the face hereof falls more than one year from the Original Issue Date, interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  Unless otherwise specified in the Addendum, if the Maturity Date specified on the face hereof falls one year or less from the Original Issue Date, interest payments for this Note shall be computed and paid on the basis of the actual number of days in the year divided by 360.

Unless otherwise provided herein, if any Interest Payment Date or the Maturity of this Note falls on a day which is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity, as the case may be.

Floating Rate Interest Provisions

If this Note is designated as a “Floating Rate Note” on the face hereof, the Issuer will pay interest on each Interest Payment Date specified in the Addendum and at Maturity, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified on the face hereof (or, if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at a rate per annum determined in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity, as the case may be (each such period, an “Interest Period”).

Unless otherwise specified herein, if any Interest Payment Date (or other date which is subject to adjustment in accordance with a Business Day Convention specified in the Addendum hereto) in respect of this Note (other than an Interest Payment Date at Maturity) would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified in the Addendum hereto is:

(1)
the “Floating Rate Convention,” such Interest Payment Date (or other date) shall be postponed to the next succeeding day which is a Business Day unless it would thereby fall into the next succeeding calendar month, in which event (A) such Interest Payment Date (or other date) shall be brought forward to the next preceding Business Day and (B) each subsequent Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other periods comprising the Interest Period for this Note after the preceding applicable Interest Payment Date (or other date) occurred; or

(2)	the “Following Business Day Convention,” such Interest Payment Date (or other date) shall be postponed to the next succeeding day which is a Business Day; or

(3)
the “Modified Following Business Day Convention,” such Interest Payment Date (or other date) shall be postponed to the next succeeding day that is a Business Day unless it would thereby fall into the next succeeding calendar month, in which event such Interest Payment Date (or other date) shall be brought forward to the next preceding Business Day; or

(4)	the “Preceding Business Day Convention,” such Interest Payment Date (or other date) shall be brought forward to the next preceding Business Day.

If the Maturity of this Note falls on a day that is not a Business Day, the related payment of principal of (and premium, if any) and interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity.

If “Reference Rate Determination” is specified in Addendum in connection with the determination of the rate of interest on this Note, this Note will bear interest at a rate per annum equal to the Initial Interest Rate specified in the Addendum until the Initial Interest Reset Date specified in the Addendum and thereafter at a rate per annum determined as follows:

Except as described below or in the Addendum, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis specified in the Addendum (i) plus or minus the applicable Spread, if any, specified in the Addendum and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified in the Addendum.  Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified in the Addendum; provided, however, that the interest rate in effect for the period from and including the Original Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate.

Except as provided above, if “Reference Rate Determination” is specified in the Addendum in connection with the determination of the rate of interest on this Note, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date.  Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below.  If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be adjusted in accordance with the Business Day Convention specified in the Addendum.

Unless otherwise specified in the Addendum, the “Interest Determination Date” with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day (as defined below) preceding each Interest Reset Date; and the “Interest Determination Date” with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.  “London Banking Day” means any day (other than a Saturday or Sunday) on which dealings in deposits in US dollars are transacted in the London interbank market.

Determination of Commercial Paper Rate.  If an Interest Rate Basis for this Note is the Commercial Paper Rate, as specified in the Addendum, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”) as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the Addendum as published in H.15(519) opposite the caption “Commercial Paper-Nonfinancial” or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having such Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Commercial Paper-Nonfinancial.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation

 Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Placement Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the Addendum placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

“Placement Agents” means any placement agents of this Note.

Determination of Federal Funds Rate.  If an Interest Rate Basis for this Note is the Federal Funds Rate, as specified in the Addendum, the Federal Funds Rate shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(i)           if “Federal Funds (Effective) Rate” is the Federal Funds Rate specified in the Addendum, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT”, or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in  H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”  If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Placement Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation

Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(ii)           if “Federal Funds Open Rate” is the Federal Funds Rate specified in the Addendum, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on the FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.  If such rate does not appear on Reuters Page 5 or is not displayed on the FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Placement Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(iii)           if “Federal Funds Target Rate” is the Federal Funds Rate specified in the Addendum, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg.  If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters on page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).  If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Placement Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System and available on their website at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), published by the Board of Governors of the Federal Reserve System and available on their website at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

Determination of LIBOR.  If an Interest Rate Basis for this Note is LIBOR, as specified in the Addendum, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”), in accordance with the following provisions:

(i)           with respect to any LIBOR Determination Date, LIBOR will be the rate for deposits in US dollars having the Index Maturity specified in the Addendum that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.  If no such rate so appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii)           with respect to a LIBOR Interest Determination Date on which no rate appears on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market (which may include the Placement Agents or their affiliates), as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in US dollars for the period of the Index Maturity specified in the Addendum, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in US dollars in such market at such time.  If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations.  If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in The City of New York, on such LIBOR Interest Determination Date by three major banks (which may include the Placement Agents or their affiliates) in The City of New York selected by the Calculation Agent for loans in US dollars to leading European banks, having the Index Maturity specified in the Addendum, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in US dollars in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Page” means the display on Reuters on page LIBOR01 or LIBOR02, as specified in the Addendum (or any other page as may replace such page on such service), for the purpose of displaying the London interbank rates of major banks (which may include the Placement Agents or their affiliates) for US dollars.

Determination of Prime Rate.  If an Interest Rate Basis for this Note is the Prime Rate, as specified in the Addendum, the Prime Rate shall be determined as of the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as the rate on such date as such rate is published in H.15(519) opposite the caption “Bank prime loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Bank prime loan.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks (“Reuters Page USPRIME1”)) as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date.  If fewer than four such rates so appear on Reuters Page USPRIME1 for such Prime Rate Interest Determination Date by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean calculated by the Calculation Agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks (which may include the Placement Agents or their affiliates) in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

Determination of Treasury Rate.  If an Interest Rate Basis for this Note is the Treasury Rate, as specified in the Addendum, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”) as the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Addendum under the caption “INVEST RATE” on Reuters on page USAUCTION10 (or any other page as may replace such page on such service (“Reuters Page USAUCTION10”)) or page USAUCTION11 (or any other page as may replace such page on such service (“Reuters Page USAUCTION11”)).  If such rate does not so appear on either Reuters Page USAUCTION10 or Reuters Page USAUCTION11 by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield (as defined below) of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury.  In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the Addendum as published in H.15(519) opposite the caption “U.S. government securities/Treasury bills/secondary market” or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, opposite the caption “U.S. government securities/Treasury bills/secondary market.” If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Placement Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Addendum; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Unless otherwise specified in the Addendum, accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor.  Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise specified in the Addendum, the interest factor for each such day shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Addendum is “30/360” for the period specified thereunder, or by dividing the applicable per annum interest rate by 360 if the Day Count Convention specified in the Addendum is “Actual/360” for the period specified thereunder, or by dividing the applicable per annum interest rate by the actual number of days in the year if the Day Count Convention specified in the Addendum is “Actual/Actual” for the period specified thereunder.  If no Day Count Convention is specified in the Addendum, the interest factor for each day in the relevant Interest Period shall be computed, if an Interest Rate Basis specified in the Addendum is the Treasury Rate, as if “Actual/Actual” had been specified thereon and, in all other cases, as if “Actual/360” had been specified thereon.

Unless otherwise specified in the Addendum, if “Reference Rate Determination” is specified in the Addendum in connection with the determination of the rate of interest on this Note, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.  Unless otherwise specified in the Addendum, all calculations in respect of determining the interest rate applicable to this Note shall be made by the Calculation Agent or such successor thereto as is duly appointed by the Issuer.  The determination of any interest rate by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding upon the holder hereof.

All percentages resulting from any calculation on this Note shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) shall be rounded to 9.87655% (or 0.0987655%) and 9.876544% (or 0.09876544) shall be rounded to 9.87654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

At the request of the holder hereof, the Calculation Agent shall provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective for the next Interest Period.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Addendum.

Redemption at the Option of the Issuer

Unless otherwise specified in the Addendum, this Note will not be subject to redemption at the option of the Issuer nor subject to any sinking fund.

Repayment at the Option of the Holder

Unless otherwise specified in the Addendum, this Note is not subject to repayment at the option of the holder hereof.

Merger and Consolidation

The Issuer shall not consolidate with or merge into any other individual, corporation, association, company (including without limitation, a limited liability company), joint stock company, trust or business trust, partnership, joint venture, unincorporated organization, government, other similar entity, or any agency or political subdivision thereof (each, a “Person”) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Issuer shall not permit any person or entity to consolidate with or merge into the Issuer, unless:

(i)           if the Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall be a corporation, depository institution, partnership or trust, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by a written instrument executed and delivered to the Issuing and Paying Agent, the due and punctual payment of the principal of and interest on this Note and the performance or observance of every covenant herein or in the Issuing and Paying Agency Agreement on the part of the Issuer to be performed or observed with respect to this Note;

(ii)           immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any subsidiary of the Issuer as a result of such transaction as having been incurred by the Issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(iii)           immediately after giving effect to such transaction, the guarantee of this Note under the Debt Guarantee Program shall continue to be in full force and effect; and

(iv)           the Issuer has delivered to the Issuing and Paying Agent an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if applicable, such amendment to the Issuing and Paying Agency Agreement, comply with the provisions of this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any such consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with the preceding paragraph, the Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made (the “Successor Person”) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Issuing and Paying Agency Agreement and this Note with the same effect as if the Successor Person had been named as the Issuer therein and herein and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Note and under the Issuing and Paying Agency Agreement.

Events of Default, Acceleration of Maturity

Subject to the Default and Guarantee Payment Provisions set forth on the face hereof, in respect of this Note, the occurrence of any of the following events shall constitute an “Event of Default” with respect to this Note:

(i)           default in the payment of any interest with respect to this Note when due, which continues for 30 days (the “cure period”);

(ii)           default, in the payment of any principal of, or premium, if any, on, this Note when due;

(iii)           whatever the reason for such and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental agency or body, the entry by a court having jurisdiction in the premises or of any administrative or governmental agency or body of:

(a)           a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law; or

(b)           a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Issuer, or of substantially all of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; [or]

(iv)           the commencement by the Issuer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of substantially all of the property of the Issuer, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of corporate action by the Issuer in furtherance of any such action[; or]

(v)           [the FDIC determines that the guarantee under the TLGP Rule relating to this Note is not in full force and effect and it has provided notice of such determination to the Issuer, the Issuing and Paying Agent, the Representative or the holder].

The cure period specified above shall end at 9:00 A.M., New York City time, on the day such cure period ends.

Subject to the Default and Guarantee Payment Provisions set forth on the face hereof, if an Event of Default specified in clauses (i)[,][or] (ii) [or (v)] above with respect to this Note shall occur and be continuing, the holder of this Note may declare the principal amount of, and accrued interest and premium, if any, on, this Note immediately due and payable by written notice to the Issuer.  Upon such declaration and notice, such principal amount (and premium, if any) and accrued interest shall become immediately due and payable.  In case of any other Event of Default, there is no right to declare the principal amount of, and accrued interest and premium, if any, on, this Note immediately due and payable.  However, the holder of this Note has the right to receive payment of any amount due on this Note and, if not paid by the Issuer or by the FDIC under the Debt Guarantee Program, to institute suit against the Issuer for such amount.  Subject to the FDIC Amendment Provisions, any Event of Default with respect to this Note may be waived by the holder hereof.  [Notwithstanding anything to the contrary contained herein, if the maturity of this Note is accelerated due to an Event of Default specified in clause (v) above, the FDIC will have no liability under the Debt Guarantee Program with respect to the principal amount of, and accrued interest and premium, if any, or any other amounts, on, this Note.]

Additional Amounts

All payments in respect of this Note shall be subject to deduction or withholding for or on account of any present or future taxes of whatever nature and the Issuer shall not be required to pay any additional amounts in order to gross-up the holder for any such taxes.

Miscellaneous

As used herein, “Business Day” means, unless otherwise specified in the Addendum, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Issuing and Paying Agent in pursuance of such action.

In case any Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof satisfactory to the Issuer and such other documents or proof as may be required by the Issuer shall be delivered to the Issuer, the Issuer shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced  Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer that such Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer.  The Issuing and Paying Agent will authenticate any such substituted Note and deliver the same upon written request or authorization of the Issuer.  Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note (including any fees and expenses of the Issuing and Paying Agent).  If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Issuing and Paying Agency Agreement and this Note (subject to the FDIC Amendment Provisions set forth on the face hereof) may be amended by the Issuer (upon notice to the holder hereof), (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, or (ii) in any manner which the Issuer may deem necessary or desirable and which shall not materially adversely affect the interests of the holder of this Note, to all of which the holder of this Note shall, by acceptance hereof, be deemed to have consented; provided, however, that no such modification or amendment may, without the consent of the holder of this Note if affected thereby, (1) change the date of Maturity with respect to this Note or reduce or cancel the amount payable at Maturity; (2) reduce the amount payable or modify the payment date for any interest with respect to this Note or vary the method of calculating the rate of interest with respect to this Note; (3) reduce any Minimum Interest Rate and/or Maximum Interest Rate with respect to this Note; (4) modify the currency in which payments under this Note are to be made; (5) modify the right of the holder to consent to any amendment of this Note or to waive any future compliance or past default; or (6) change any provision in this Note with respect to the guarantee by the FDIC in any manner adverse to the interests of the holder of this Note.  Any instrument given by or on behalf of any holder of this Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note.  Any modifications, amendments or waivers to the provisions of this Note shall be conclusive and binding on all holders of this Note, whether or not notation of such modifications, amendments or waivers is made upon this Note.  It will not be necessary for the consent of the holder of this Note to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

For the avoidance of doubt, the holder may be entitled to make, take or give certain requests, demands, authorizations, directions, notices, consents, waivers or other action or to vote on certain actions, authorized or permitted by the Issuing and Paying Agency Agreement or this Note with such reasonable procedures as the Issuer and the Issuing and Paying Agent may agree and the Issuer and the Issuing and Paying Agent, with the consent of the holder of this Note, may amend, modify or supplement this Note, subject in all cases to the FDIC Amendment Provisions.

No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal of (and premium, if any) and interest on, this Note at the times, places and rate herein prescribed.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Issuing and Paying Agent or any agent of the Issuer or the Issuing and Paying Agent shall treat the holder of this Note as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Issuing and Paying Agent or any such agent shall be affected by notice to the contrary except as required by applicable law.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,
including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby

irrevocably constitutes and appoints _______________________________________________________________________________________________________________

to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

NOTICE:  The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT A

ASSIGNMENT

This Assignment is made pursuant to, (i) if the Assignor (as defined below) is a Holder (as defined below), the terms of the Election for Representative Provisions or (ii) if the Assignor (as defined below) is an Unrepresented Holder (as defined below), the terms of the Election Against Representative Provisions, set forth on the face of ●’s Senior Notes due ● (the “Note”).  “Holder” means a holder of the Note who has not opted out of representation by the Representative.  “Unrepresented Holder” means a holder of the Note who has opted out of representation by the Representative.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Note.  Solely for the purpose of this Assignment, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in the State of New York.

For value received, [the Representative, on behalf of the Holder] [OR] [the Unrepresented Holder] (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the Note; and (b) any other instrument or agreement executed by the Issuer regarding obligations of the Issuer under the Note (collectively, the “Assignment”).

The Assignor hereby certifies that:

1.           Without the FDIC’s prior written consent, the Assignor has not:

(a)           agreed to any material amendment of the Note or to any material deviation from the provisions thereof; or

(b)           accelerated the maturity of the Note.

[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Note and related documentation, such Assignor must include the following representation.]

2.           The Assignor has not assigned or otherwise transferred any interest in the Note.

[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Note and related documentation, the Assignor must include the following representation.]

3.           The Assignor has assigned part of its rights, title and interest in the Note to _____________ pursuant to the __________ agreement, dated as of ___________, 20__, between ___________, as assignor, and _____________, as assignee, an executed copy of which is attached hereto.

The Assignor acknowledges and agrees that this Assignment is subject to the Note and to the following:

1.           In the event the Assignor receives any payment under or related to the Note from a party other than the FDIC (a “Non-FDIC Payment”):

(a)           after the date of demand for a guarantee payment on the FDIC pursuant to 12 CFR Part 370, but prior to the date of the FDIC’s first guarantee payment under the Note pursuant to 12 CFR Part 370, the Assignor shall promptly but in no event later than five (5) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Issuer, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

(b)           after the FDIC’s first guarantee payment under the Note, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.

2.           Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holder shall constitute a release by such Holder of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.

The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

******

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and attested, all as of this ___day of ________, ____.

Very truly yours,

[ASSIGNOR]

By:
(Signature)
Name:
(Print)
Title:
(Print)

Consented to and acknowledged by this ____ day of _________, 20__:

THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:
Signature

Name:
(Print)

Title:
(Print)